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                                                                   EXHIBIT 99(c)

                                [Form of Proxy]

                        AMERICAN TRAVELLERS CORPORATION


            Proxy Solicited on Behalf of the Board of Directors of
             American Travellers Corporation for a Special Meeting
                  of Shareholders to be held on _____, 1996.

     The undersigned Shareholder of American Travellers Corporation ("ATC") hereby appoints John A. Powell and Ramon R. Obod, and either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of Common Stock, $.01 par value, of ATC (the "ATC Common Stock") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on ______, 1996, and any adjournments thereof:

1. Approval and adoption of the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and between ATC and Conseco, Inc., and Indiana corporation ("Conseco"), and the transactions contemplated thereby, pursuant to which, among other things, (i) ATC will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and (ii) each outstanding share of the ATC Common Stock (other than shares of ATC Common Stock held by ATC as treasury stock or Dissenting Shares (as defined in the Merger Agreement)) will be cancelled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

              FOR  [_]        AGAINST   [_]        ABSTAIN   [_]

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors unanimously recommends that the shareholders of ATC vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby. In the absence of specific instructions, proxies will be voted for approval and adoption of the Merger Agreement and in the discretion of the proxies holders as to any other matters.


                     Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                     Signature: ______________________     Date: ___________
                     Signature: ______________________     Date: ___________